UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024

HCW Biologics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40591	82-5024477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 N. Commerce Parkway
Miramar, Florida		33025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 842-2024

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HCWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2024, HCW Biologics Inc. (the “Company”) entered into an exclusive, worldwide License, Research, and Co-Development Agreement (the “License Agreement”) with WY Biotech Co., Ltd. (the “Licensee”) for one of the Company’s preclinical, proprietary molecules (the “Licensed Molecule”). Under the terms of the License Agreement, the Company will receive an upfront fee of $7.0 million, to be paid in two tranches. Within 90 days after the effective date of the License Agreement, which may be extended by an additional 30 days, if required, the Licensee will pay the Company $4.0 million; and within 30 days of completing the technology transfer to the Licensee, the Company will receive $3.0 million. All payments under the License Agreement will be made in U.S. Dollars.

Upon the completion of a Phase 1 clinical trial in any jurisdiction, the Company has an “Opt-In Right,” which gives the Company the option to assume all control and responsibility for the development, manufacture and commercialization of the Licensed Molecule in the Opt-In Territory. The “Opt-In Territory” is North America, South America, and Central America. Upon the completion of the exercise of the Opt-In Right, the Company will be responsible for all costs associated with research and development, manufacturing, clinical development, regulatory approval, and commercialization for the Licensed Molecule in the Opt-In Territory.

The Licensee will pay the Company milestone payments as the Licensed Molecule advances through clinical trials and the first marketing approval is granted for the first territory in which the Licensee retains exclusive rights. Upon commercialization, the Company will receive double-digit royalties on a product-by-product basis in each jurisdiction in which the Licensee retains exclusive rights, subject to adjustment in the event the Company exercises the Opt-In Right. In addition, the Company will share a substantial portion of the net proceeds from any future transactions entered into by the Licensee, involving an exclusive license for the Licensed Molecule, an assignment of the License Agreement or the sale of the Licensee’s business that would permit the buyer to assume exclusive rights under the License Agreement, excluding transactions in the Greater China market. The Company and the Licensee have expressed their intent to work cooperatively with respect to the Licensed Molecule in the development stage, with a global focus for clinical development and partnering. The License Agreement contains various representations, warranties, affirmative and negative covenants, events of default and related remedies as well as other customary provisions.

The foregoing summary of the terms of the License Agreement does not purport to be complete.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCW BIOLOGICS INC.

Date:	November 18, 2024	By:	/s/ Hing C. Wong
Hing C. Wong Founder and Chief Executive Officer